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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
Marten Transport, Ltd.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
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Dear Stockholder:

        You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Marten Transport, Ltd. The meeting will be held on Tuesday, May 7, 2002, at 4:00 p.m. local time, at the Ramada Conference Center, 1202 West Clairemont Avenue, Eau Claire, Wisconsin.

        We suggest that you carefully read the enclosed Notice of Annual Meeting and Proxy Statement.

        We hope you will attend the Annual Meeting. Whether or not you attend, we urge you to complete, sign, date and return the enclosed proxy card in the enclosed envelope in order to have your shares represented and voted at the Annual Meeting.

                      Very truly yours,

                      Randolph L. Marten
                       Chairman of the Board and President

April 5, 2002

MARTEN TRANSPORT, LTD.
129 Marten Street
Mondovi, Wisconsin 54755

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 7, 2002

TO THE STOCKHOLDERS OF MARTEN TRANSPORT, LTD.:

        The Annual Meeting of Stockholders of Marten Transport, Ltd. will be held on Tuesday, May 7, 2002, at 4:00 p.m. local time, at the Ramada Conference Center, 1202 West Clairemont Avenue, Eau Claire, Wisconsin, for the following purposes:

  1.
  To elect six directors to serve for the next year or until their successors are elected and qualified.

  2.
  To transact other business if properly brought before the Annual Meeting or any adjournment thereof.

        Only stockholders of record as shown on the books of the Company at the close of business on March 22, 2002, will be entitled to vote at the Annual Meeting or any adjournment thereof.

                      By Order of the Board of Directors

                      Thomas A. Letscher
                       Secretary

April 5, 2002

MARTEN TRANSPORT, LTD.
129 Marten Street
Mondovi, Wisconsin 54755

PROXY STATEMENT FOR
ANNUAL MEETING OF STOCKHOLDERS
MAY 7, 2002

INTRODUCTION

        The Annual Meeting of Stockholders of Marten Transport, Ltd. (the "Company") will be held on May 7, 2002, at 4:00 p.m. local time, at the Ramada Conference Center, 1202 West Clairemont Avenue, Eau Claire, Wisconsin. See the Notice of Meeting for the purposes of the meeting.

        A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors to MARK, SIGN, DATE AND RETURN THE PROXY CARD IN THE ENVELOPE PROVIDED. Postage is not required if mailed in the United States. We will pay the cost of soliciting proxies, including preparing, assembling and mailing the proxies. We will also pay the cost of forwarding such material to the beneficial owners of our common stock, par value $.01 per share (the "Common Stock"). Our directors, officers and regular employees may, for no additional compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for the expenses of forwarding proxy material to the beneficial owners of our Common Stock.

        Any proxy given in accordance with this solicitation and received in time for the Annual Meeting will be voted in accordance with the instructions given in the proxy. Any stockholder giving a proxy may revoke it at any time before its use at the Annual Meeting by giving written notice of revocation to our Secretary. The revocation notice may be given before the Annual Meeting, or a stockholder may appear at the Annual Meeting and give written notice of revocation before use of the proxy.

        We expect to mail this Proxy Statement, the Proxy and Notice of Meeting to stockholders on April 5, 2002.

VOTING OF SHARES

        Only holders of Common Stock of record at the close of business on March 22, 2002, will be entitled to vote at the Annual Meeting. On March 22, 2002, we had 4,237,395 shares of Common Stock outstanding. For each share of Common Stock that you own of record at the close of business on March 22, 2002, you are entitled to one vote on each matter voted on at the Annual Meeting. Holders of shares of Common Stock lack cumulative voting rights.

        Presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock (2,118,698 shares) is required for a quorum to conduct business. In general, shares of Common Stock represented by a properly signed and returned proxy card will count as shares present at the Annual Meeting to determine a quorum. This is the case regardless of whether the card reflects votes withheld from the election of director nominees or abstentions (or is left blank) or reflects a "broker non-vote" on a matter. A card reflecting a broker non-vote is any that is returned by a broker on behalf of its beneficial owner customer and not voted on a particular matter, because voting instructions have not been received and the broker has no discretionary authority to vote. Assuming a quorum is present, the six director nominees receiving the greatest number of votes cast for the election of directors will be elected as directors. Therefore, votes withheld from the election of director nominees will be excluded entirely from the vote and will have no effect.

        Shares of Common Stock represented by properly executed proxy cards will be voted as directed on the proxy cards. Proxies signed by stockholders but lacking any voting instructions will be voted in favor of the election of the director nominees. The proxies named on the proxy cards will use their judgment to vote such proxies on any other business that may properly come before the Annual Meeting.

ELECTION OF DIRECTORS

Proposal 1

Nomination

        Our Bylaws provide that the Board shall have at least one member, or a different number of members as may be determined by the Board of Directors or the stockholders. The Board of Directors has determined that there will be six directors elected at the Annual Meeting.

        The Board of Directors has nominated the six persons listed below. If elected, the individuals will serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. All of the nominees are members of the present Board of Directors, and all were elected at last year's Annual Meeting of Stockholders.

        The Board recommends a vote FOR the election of each of the nominees listed below. The six nominees for election as directors at the Annual Meeting who receive the greatest number of votes cast will be elected as directors. If, before the Annual Meeting, the Board learns that any nominee will be unable to serve because of death, incapacity or other unexpected occurrence, the proxies that would have been voted for the nominee will be voted for a substitute nominee selected by the Board. The proxies may also, at the Board's discretion, be voted for the remaining nominees. The Board believes that all nominees will be able to serve at the time of the Annual Meeting. No arrangements or understandings exist between any nominee and any other person under which such nominee was selected.

Information About Nominees

        The following information has been furnished to the Company by the respective nominees for director.

Names of Nominees	Age	Principal Occupation	Director Since
Randolph L. Marten	49	Our Chairman of the Board and President	1980
Darrell D. Rubel	57	Our Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary	1983
Larry B. Hagness	52	President of Durand Builders Service, Inc., Durand, Wisconsin	1991
Thomas J. Winkel	59	Management Consultant	1994
Jerry M. Bauer	50	President of Bauer Built, Incorporated, Durand, Wisconsin	1997
Christine K. Marten	46	Flight Attendant with Northwest Airlines	1998

Other Information About Nominees

        Randolph L. Marten has been a full-time employee of ours since 1974. Mr. Marten has been a Director since October 1980, our President since June 1986 and our Chairman of the Board since August 1993. Mr. Marten also served as our Chief Operating Officer from June 1986 until August 1998 and as a Vice President from October 1980 to June 1986.

        Darrell D. Rubel has been a Director since February 1983, our Chief Financial Officer since January 1986, our Treasurer since June 1986, our Assistant Secretary since August 1987 and our Executive Vice President since May 1993. Mr. Rubel also served as a Vice President from January 1986 until May 1993 and as our Secretary from June 1986 until August 1987.

        Larry B. Hagness has been a Director since July 1991. Mr. Hagness has been the President of Durand Builders Service, Inc., a retail lumber/home center outlet and general contractor, since 1978. Mr. Hagness has been an officer and owner of Main Street Graphics, a commercial printing company, since 1985.

        Thomas J. Winkel has been a Director since April 1994. Since January 1994, Mr. Winkel has been a management and financial consultant and private investor. From 1990 to 1994, Mr. Winkel was the majority owner, Chairman of the Board, Chief Executive Officer and President of Road Rescue, Inc., a manufacturer of emergency response vehicles. From 1966 to 1990, Mr. Winkel served in various professional capacities with Arthur Andersen & Co., the last six years as Managing Partner of its St. Paul, Minnesota office. Mr. Winkel has also served as a director of Featherlite, Inc. since 1994.

        Jerry M. Bauer has been a Director since January 1997. Mr. Bauer has been the President of Bauer Built, Incorporated since 1976. Bauer Built is a distributor of new and retreaded tires and related products and services throughout the Midwest, and a distributor of petroleum products in west central Wisconsin. Mr. Bauer has also served on the Boards of Directors of Security National Bank, Durand, Wisconsin, and Mason Shoe, Chippewa Falls, Wisconsin, since 1992 and 1999, respectively.

        Christine K. Marten has been a Director since September 1998. Ms. Marten has been a flight attendant with Northwest Airlines since 1978. Ms. Marten and Randolph L. Marten are siblings.

Additional Information About the Board of Directors

        Our Board of Directors held four meetings during 2001, and each of the directors attended all of the meetings of the Board of Directors, as well as all meetings of Committees of the Board on which they serve.

        The Board of Directors has formed an Audit Committee and a Compensation Committee, both of which currently consist of three of our outside Board Members, Messrs. Hagness, Winkel and Bauer. The Board of Directors has not formed a Nominating Committee.

        The Audit Committee provides assistance to the Board to satisfy its fiduciary responsibilities for our accounting, auditing, operating and reporting practices. The committee recommends engagement of our independent public accountants, reviews and approves services performed by such accountants, including the results of the annual audit, reviews and evaluates the adequacy of our system of internal controls and internal audit procedures and performs other related duties delegated to it by the Board. See the Audit Committee Report below for a description of additional responsibilities of the Audit Committee. During 2001, the Audit Committee met three times.

        The Compensation Committee reviews general programs of compensation and benefits for all of our employees. The committee makes recommendations to the Board about matters such as compensation for our officers, directors and key employees. The committee also serves as the disinterested administrator of our 1986 Incentive Stock Option Plan, our 1986 Non-Statutory Stock Option Plan and our 1995 Stock Incentive Plan. During 2001, the Compensation Committee met one time.

Audit Committee Report

        The Audit Committee of the Board of Directors is composed of three of the Company's outside directors and acts under a written charter adopted and approved by the Board of Directors in November 1999 and amended in May 2000. A copy of the amended charter is attached to the Company's annual Proxy Statement as Appendix A every other year (and was attached last year and therefore is not attached this year). The members of the Audit Committee are independent directors, as defined by its charter and the rules of the National Association of Securities Dealers, Inc. ("NASD").

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee:

  •
  reviewed and discussed with management the audited financial statements for the year ended December 31, 2001;

  •
  reviewed with the Company's independent auditor, who is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters that are required to be discussed with the Audit Committee under generally accepted auditing standards and by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended; and

  •
  received from the independent auditor the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent auditor the auditor's independence from management and the Company, including a consideration of the compatibility of non-audit services with their independence.

        In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      LARRY B. HAGNESS
                      THOMAS J. WINKEL
                      JERRY M. BAUER

Director Compensation

        We do not pay fees to directors who are our full-time employees, nor do we reimburse them for out-of-pocket expenses of attending Board or committee meetings. We generally pay directors who are not our full-time employees a fee of $500 for each Board or committee meeting attended, and reimburse them for out-of-pocket expenses of attending meetings. In 2001, Messrs. Hagness, Winkel and Bauer each received $4,500 and Ms. Marten received $2,500 in cash compensation for serving on the Board and Board Committees. No other director received any cash compensation for services as a director in 2001.

        We have granted to each of our current non-employee directors an option to purchase 15,000 shares of Common Stock under our 1995 Stock Incentive Plan upon their initial election to the Board. These options become exercisable in equal installments of one-third of the total shares under the option on the first three anniversaries of the grant date, as long as the director remains a Board Member. In addition, since 1998, each non-employee director has received an automatic grant of a non-qualified stock option to purchase 3,750 shares of Common Stock annually upon re-election to the Board by the stockholders. We issue these options at a per share exercise price equal to the fair market value of one share of Common Stock on the grant date. These options expire ten years from the grant date.

PRINCIPAL STOCKHOLDERS AND
BENEFICIAL OWNERSHIP OF MANAGEMENT

        The following table gives information on the beneficial ownership of our Common Stock as of January 28, 2002, unless otherwise indicated. The information is given by (a) each stockholder who we know to beneficially own more than 5% of our outstanding Common Stock, (b) each director, (c) each named executive officer and (d) all of our directors and executive officers as a group.

	Shares of Common Stock Beneficially Owned(1)
Name and Address of Beneficial Owner	Amount		Percent of Class
Randolph L. Marten 129 Marten Street Mondovi, WI 54755	1,928,825	(2)(3)	45.1%
Christine K. Marten 831 Jefferson Street Mondovi, WI 54755	598,325	(4)	14.1%
FMR Corp. 82 Devonshire Street Boston, MA 02109	447,700	(5)	10.7%
Heartland Advisors, Inc. 789 North Water Street Milwaukee, WI 53202	413,800	(6)	9.8%
Darrell D. Rubel	60,000	(7)	1.4%
Robert G. Smith	31,000	(8)	*
Timothy P. Nash	31,000	(9)	*
Franklin J. Foster	31,000	(10)	*
Thomas J. Winkel	30,750	(11)	*
Jerry M. Bauer	30,000	(12)	*
Larry B. Hagness	24,500	(13)	*
All Directors and Executive Officers as a Group (12 persons)	2,789,550	(2)(3)(14)	61.5%

*
Less than 1% of the outstanding shares

(1)
Unless otherwise noted, all of the shares are held by individuals having sole voting and investment power for the shares shown. Shares not outstanding, but considered beneficially owned because of the right of a person or member of a group to purchase them within 60 days, are treated as outstanding only when calculating the amount and percent owned by such person or group.

(2)
Roger R. Marten and Randolph L. Marten (both as "Individual Stockholders" and as "Voting Trustees"), Marten Transport, Ltd., and Darrell D. Rubel (as a "Voting Trustee") entered into a Stock Restriction Agreement dated September 19, 1986. Under this agreement, each of the Individual Stockholders agreed to dispose of any shares of Common Stock or interest under the Voting Trust Agreement, as defined in Note (3) below, (the "Shares"), only with the written consent of the other Individual Stockholder. If either Individual Stockholder wishes to dispose of any of his Shares, he must give the other Individual Stockholder and then Marten Transport, Ltd. a right of first refusal to purchase the Shares. The Shares would be purchased at the lower of the price offered or a price calculated under the Stock Restriction Agreement. Upon the bankruptcy of an Individual Stockholder or any levy against any of the Shares, the Individual Stockholder must also give this right of first refusal to the other Individual Stockholder and Marten Transport, Ltd.

(3)
Includes (a) 1,853,825 shares placed into the Marten Voting Trust (the "Trust") by Randolph L. Marten and (b) 75,000 shares that Mr. Marten may acquire under outstanding options. The shares placed into the Trust are under the terms of a Voting Trust Agreement dated February 14, 1983, as amended (the "Voting Trust Agreement"). The Voting Trust Agreement appointed Randolph L. Marten, Darrell D. Rubel and G. Scott Nicastro as Trustees of the Trust. The Trustees vote all of the shares under the Trust. The Trustees may vote on (a) an increase in our authorized stock, (b) the sale, lease or exchange of all or substantially all of our assets, (c) any consolidation or merger of Marten Transport, Ltd. with or into another corporation and (d) our dissolution, only with the consent of each beneficial owner of the shares to be voted. Other actions taken under the Marten Voting Trust require an affirmative vote of a majority of the Trustees. The Voting Trust Agreement expires on December 31, 2012, unless terminated earlier by the Trustees or the beneficial owners of the Common Stock held in the Trust. Effective May 4, 1993, Randolph L. Marten, as subscriber, and Randolph L. Marten, Darrell D. Rubel and G. Scott Nicastro, as trustees, entered into an Agreement Regarding Voting Trust Agreement. This agreement becomes effective if the Voting Trust Agreement terminates. This agreement covers all shares owned by Randolph L. Marten on May 4, 1993, and any shares he later acquires. This agreement has the same provisions about the voting of shares as the Voting Trust Agreement and also expires on December 31, 2012.

(4)
Includes 26,250 shares that Ms. Marten may acquire under outstanding options.

(5)
On February 14, 2001, FMR Corp. reported in a Schedule 13G/A filed with the Securities and Exchange Commission that as of December 31, 2000, Fidelity Management & Research Company ("Fidelity"), a wholly owned subsidiary of FMR Corp., beneficially owned 447,700 shares. The shares were beneficially owned through the Fidelity Low-Priced Stock Fund (the "Fund"). The Board of Trustees of the Fund has sole voting power for all of the shares. The Fund, FMR Corp. (through its control of Fidelity) and Edward C. Johnson 3rd (Chairman of FMR Corp.) each has the sole power to dispose of the shares owned by the Fund. Mr. Johnson, and various Johnson family members and trusts for their benefit, may be considered, by their stock ownership and the execution of a shareholder's voting agreement, to form a controlling group of FMR Corp.

(6)
On January 31, 2002, Heartland Advisors, Inc. ("Heartland") reported in a Schedule 13G filed with the Securities and Exchange Commission that as of December 31, 2001, it beneficially owned 413,800 shares. Heartland has sole voting power for 46,000 of the shares and sole power to dispose of all of the shares. According to the filing, the shares beneficially owned by Heartland are held in investment advisory accounts of Heartland. The interests of one investment advisory account, Heartland Value Fund, amounts to more than 5% of the class. Heartland Value Fund is a series of Heartland Group, Inc., a registered investment company. The Schedule 13G also provides that of the 413,800 shares reported, 335,000 shares also may be deemed beneficially owned by William J. Nasgovitz as a result of his position as an officer and director of Heartland Group, Inc., which position could be deemed to confer upon him voting power over the shares Heartland Group, Inc. beneficially owns.

(7)
Does not include 1,853,825 shares placed into the Trust, of which Randolph L. Marten, Darrell D. Rubel and G. Scott Nicastro are Trustees. See Notes (2) and (3) above. Includes 37,500 shares that Mr. Rubel may acquire under outstanding stock options.

(8)
Consists of 31,000 shares that Mr. Smith may acquire under outstanding options.

(9)
Consists of 31,000 shares that Mr. Nash may acquire under outstanding options.

(10)
Consists of 31,000 shares that Mr. Foster may acquire under outstanding options.

(11)
Includes 30,000 shares that Mr. Winkel may acquire under outstanding options.

(12)
Consists of 30,000 shares that Mr. Bauer may acquire under outstanding options.

(13)
Includes 15,000 shares that Mr. Hagness may acquire under outstanding options.

(14)
Includes a total of 330,750 shares that directors and executive officers may acquire under outstanding options.

COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

        The following table shows cash and non-cash compensation for each of the last three years awarded to or earned by our named executive officers.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary	Bonus		Other Annual Compensation(1)	All Other Compensation(2)
Randolph L. Marten Chairman and President	2001 2000 1999	$300,000 300,000 300,000	$	— 30,000 60,000	$4,550 3,962 6,688	$2,625 2,625 2,500
Darrell D. Rubel Executive Vice President, Chief Financial Officer and Treasurer	2001 2000 1999	142,000 142,000 142,000		— 13,000 26,000	4,550 3,962 3,633	105,161 90,413 78,775
Robert G. Smith Chief Operating Officer	2001 2000 1999	179,113 172,224 165,600		3,582 17,222 33,120	— 855 997	1,765 1,722 1,650
Timothy P. Nash Executive Vice President of Sales and Marketing	2001 2000 1999	179,113 172,224 165,600		3,582 17,222 33,120	1,070 1,828 2,186	1,765 1,722 1,654
Franklin J. Foster Vice President of Finance	2001 2000 1999	134,335 129,168 124,200		2,687 12,917 24,840	— — —	1,343 1,292 1,240

(1)
All compensation in this column for Mr. Marten is the value of vacations for which we paid on behalf of Mr. Marten. All compensation in this column for Mr. Rubel is the value of vacations for which we paid on behalf of Mr. Rubel. All compensation in this column for Mr. Smith and Mr. Nash are reimbursed personal travel expenses.

(2)
The compensation for Mr. Rubel is the amount added to a deferred compensation account. See "Compensation and Other Benefits—Employment Agreement." All other compensation in this column is Marten's contribution to our 401(k) plan.

Option Grants and Exercises in 2001

        No options were granted to named executive officers in 2001. The following table provides information for 2001 regarding our named executive officers' options to purchase shares of our Common Stock.

Aggregated Option/SAR Exercises in 2001 and
December 31, 2001 Option/SAR Values

				Securities Underlying Unexercised Options/SARs at December 31, 2001(1)(#)		Value of Unexercised In-the-money Options/SARs at December 31, 2001(2)($)
Name	Shares Acquired on Exercise	Value Realized($)
				Exercisable	Unexercisable	Exercisable	Unexercisable
Randolph L. Marten	—	—		75,000	—	302,250	—
Darrell D. Rubel	—	—		37,500	—	151,125	—
Robert G. Smith	14,250	129,248	(3)	30,500	2,000	122,375	5,900
Timothy P. Nash	—	—		30,500	2,000	122,375	5,900
Franklin J. Foster	—	—		30,500	2,000	122,375	5,900

(1)
The exercise price may be paid in cash or, at the Compensation Committee's option, in shares of our Common Stock valued at fair market value on the exercise date.

(2)
Based on the closing sale price on December 31, 2001 of $17.70.

(3)
Based on exercise price of $8.83 and sales of 300 shares at $17.90 on September 17, 2001, 400 shares at $17.90 on December 6, 2001, and 13,550 shares at $17.90 on December 19, 2001.

Employment Agreements

        On May 1, 1993, we entered into a ten-year Employment Agreement with Darrell D. Rubel to employ Mr. Rubel as our Executive Vice President, Chief Financial Officer and Treasurer. We entered into this Employment Agreement to retain the long-term services of Mr. Rubel. This agreement also gave us stability due to the failing health of Roger R. Marten, who was our Chief Executive Officer until his death in August 1993. Mr. Rubel is paid annual cash compensation of $192,000, with $142,000 currently paid in base salary and $50,000 added to a deferred compensation account for Mr. Rubel. Our Board may increase but not decrease the base salary and the deferred compensation. The deferred compensation is added to a special account for Mr. Rubel in equal amounts of $25,000 on June 30 and December 31 of each year, as long as Mr. Rubel is a current employee. Beginning January 1, 1998, and for each following year, Mr. Rubel can direct a percentage of his compensation, less than or equal to 40%, to be added to the deferred account. Mr. Rubel now has a fully vested interest in all amounts in the deferred account. If we terminate the agreement before it expires without "cause" and for other than the death or disability of Mr. Rubel, or Mr. Rubel terminates the agreement for "good reason," we must pay Mr. Rubel a lump sum amount. The amount is calculated as (a) the present value of his current base salary for a five year period and (b) the balance of the deferred account plus an amount equal to five times the current annual amount that we would have added to the deferred account. The agreement prevents Mr. Rubel from competing with us for a one year period after his employment terminates. The agreement also requires Mr. Rubel to assign inventions to us and to keep our proprietary information confidential. On January 27, 1999, we amended this agreement in recognition of the services and benefits provided by Mr. Rubel. We agreed to pay to Mr. Rubel an additional amount of $1,000 per month for the sixty-month period beginning on January 1, 1998. Mr. Rubel is not required to remain a current employee to receive this additional compensation.

Compensation Committee Report on Executive Compensation

        The Compensation Committee of the Board of Directors is responsible for setting and administering policies and plans governing compensation of executive officers and recommends for approval to the Board of Directors the compensation to be paid to the Chairman and President and other executive officers and key employees. The Compensation Committee is composed of three directors, none of whom is a current or former employee of the Company and none of whom is affiliated with any entity (other than the Company) with which an executive officer of the Company is affiliated.

        Compensation Philosophy

        The Company's overall compensation policy is designed to enable the Company to attract, motivate, retain and reward executive officers and other key employees who are likely to contribute to the long-term success of the Company. The Company's Compensation policy is designed to achieve the following objectives:

  •
  provide a "team" approach where executive officers and key employees with differing functional responsibilities work together to achieve our overall strategic objectives;

  •
  create a performance-based environment with variable compensation based upon achieving annual and long-term business results;

  •
  focus management on maximizing stockholder value through stock-based compensation aligned to stockholder returns;

  •
  provide compensation opportunities depending upon the Company's performance relative to its competitors and changes in the Company's performance over time; and

  •
  ensure that our compensation program is competitive in our industry.

        Consistent with these objectives, the Company's executive compensation program consists of the following components:

  •
  base salary compensation;

  •
  annual incentive compensation; and

  •
  stock-based compensation.

        Base Salary

        Base salaries for executive officers are established at levels that are considered to be competitive with salaries for comparable positions with similar companies in the Company's industry, as well as each executive's experience, level of responsibility and performance. The comparable companies selected include publicly traded long-haul truckload carriers. The Compensation Committee believes that the base salaries of its executive officers are on the moderate side of being competitive in its industry.

        Base salaries for the executive officers for calendar 1999, 2000 and 2001 excluding Mr. Marten and Mr. Rubel, have been increased approximately 4% each year. In addition, Mr. Smith's base salary was increased in 1999 commensurate with his promotion to Chief Operating Officer of the Company.

        Incentive Compensation

        The Company's incentive compensation program for its executive officers provides for bonuses of up to 50% of annual base compensation if the Company exceeds its targeted earnings per share ("EPS"). If the Company's performance is no more than 4% below its targeted EPS, each officer will accrue a bonus of 5% of annual base compensation and if the performance is 105% or more of its targeted EPS, each officer will accrue a bonus of 50% of annual base compensation. Bonuses are prorated for Company performance falling between these achievement percentages. Each executive officer has the opportunity to earn an additional discretionary bonus of up to 10% of annual base compensation based upon achieving certain individual performance objectives. The Company did not achieve targeted EPS in 2001 and, accordingly, no bonuses were earned under the incentive compensation program. The Company did, however, award its executive officers discretionary bonuses of from zero to 2% of their individual base compensation for the year ended December 31, 2001. Bonuses are paid in the calendar year following the year in which they are earned.

        Stock Compensation

        The third component of our executive compensation program consists of stock-based compensation. The Company awards stock options to align the interests of its executive officers and key personnel with those of its stockholders and to increase the long-term value of the Company. Through deferred vesting, this component of the Company's compensation program creates an incentive for individuals to remain with the Company. In the past, our executive officers have been granted, on the date of their initial election as an officer, an option to purchase 22,500 shares of Common Stock. In addition, stock options are granted to our executive officers and key personnel from time to time based primarily upon the individual's actual and/or potential contribution and the Company's financial performance. To date, all stock options have been granted at or above fair market value. Generally, such options vest over a period of several years.

        Summary

        The Compensation Committee believes that its approach to executive compensation will provide competitive base compensation, establish strong incentive to achieve our strategic objectives and align the executives' interests with those of the stockholders.

                      COMPENSATION COMMITTEE

                      LARRY B. HAGNESS
                      THOMAS J. WINKEL
                      JERRY M. BAUER

Comparative Stock Performance

        The graph below compares the cumulative total stockholder return on our Common Stock with The Nasdaq Stock Market index and the SIC code 4213 (trucking, except local) line-of-business index for the last five years. Media General Financial Services prepared the line-of-business index. The graph assumes $100 is invested in our Common Stock, The Nasdaq Stock Market index and the line-of-business index on January 1, 1997, with reinvestment of dividends.

Compare 5-Year Cumulative Total Return
Among Marten Transport, Ltd., The
Nasdaq Stock Market Index and SIC Code Index

ASSUMES $100 INVESTED ON JAN. 01, 1997
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001

CERTAIN TRANSACTIONS

        Jerry M. Bauer is the President and a stockholder of Bauer Built, Incorporated ("BBI"), which supplies us with new and retreaded tires, related tire services, and petroleum products. Merchandise and services BBI supplies to us are billed either directly or through national account programs. In 2001, we purchased approximately $1.7 million in goods and services from BBI. Other than any benefit received from holding stock in BBI, Mr. Bauer receives no compensation or other benefits from our business with BBI.

        Larry B. Hagness is an officer and owner of Main Street Graphics ("MSG"). During 2001, we paid MSG approximately $63,000 for printing services. Other than any benefit received from his ownership of MSG, Mr. Hagness receives no compensation or other benefits from our business with MSG.

        We believe that the above transactions are at rates and on terms which are not more favorable than could have been obtained from unaffiliated third parties.

FEES OF INDEPENDENT AUDITORS

Audit Fees

        Arthur Andersen LLP billed us $77,500 for auditing services rendered for the year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

        Arthur Andersen LLP did not render any services to us in the year ended December 31, 2001, with respect to financial information systems design and implementation.

All Other Fees

        Arthur Andersen LLP billed us $9,800 for assistance with our 401(k) plan and other matters for the year ended December 31, 2001.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of our Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of our Common Stock. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to give us copies of all Section 16(a) reports they file. To our knowledge, our directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements, except that with respect to option exercises and subsequent sales of shares in September 2001 and December 2001 Mr. Smith filed a late Form 5, and with respect to a sale of shares in August 2001 Mr. Donald J. Hinson, Vice President of Operations, filed a late Form 4.

PROPOSALS FOR THE NEXT ANNUAL MEETING

        Stockholder proposals intended to be presented in our proxy materials for the next Annual Meeting of Stockholders must be received by December 7, 2002, and must satisfy the requirements of the proxy rules promulgated by the Securities and Exchange Commission.

        A stockholder who wishes to make a proposal at the next Annual Meeting without including the proposal in our proxy statement must notify us by February 20, 2003. If a stockholder fails to give notice by this date, then the persons named as proxies in the proxies we solicit for the next Annual Meeting will have discretionary authority to vote on the proposal.

OTHER BUSINESS

        This Proxy Statement contains all business we are aware of that will be presented at the Annual Meeting. The person or persons voting the proxies will use their judgment to vote for proxies received by the Board for other business, if any, that may properly come before the Annual Meeting.

ANNUAL REPORT

        A copy of our 2001 Annual Report on Form 10-K (including exhibits) has been sent with this Notice of Annual Meeting and Proxy Statement. The Annual Report on Form 10-K describes our financial condition as of December 31, 2001.

Randolph L. Marten Chairman of the Board and President

Please mark your vote as indicated in this example	☒
1.
ELECTION OF DIRECTORS
FOR all nominees listed to the right (except as marked to the contrary)	WITHHOLD all nominees listed to the right	(INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name.)
☐	☐	01 RANDOLPH L. MARTEN 04 THOMAS J. WINKEL	02 DARRELL D. RUBEL 05 JERRY M. BAUER	03 LARRY B. HAGNESS 06 CHRISTINE K. MARTEN
2.
In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted for all nominees named in Proposal 1 above. Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Dated:	, 2002

Signature

Signature if held jointly
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

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Marten Transport, Ltd.
This Proxy is solicited by the Board of Directors

        The undersigned hereby appoints RANDOLPH L. MARTEN and DARRELL D. RUBEL, and each of them, as Proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated on the reverse side, all the shares of Common Stock of Marten Transport, Ltd. held of record by the undersigned on March 22, 2002, at the Annual Meeting of Stockholders to be held on May 7, 2002, and at any adjournments thereof.

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QuickLinks

VOTING OF SHARES
ELECTION OF DIRECTORS Proposal 1
PRINCIPAL STOCKHOLDERS AND BENEFICIAL OWNERSHIP OF MANAGEMENT
COMPENSATION AND OTHER BENEFITS
Summary Compensation Table
Aggregated Option/SAR Exercises in 2001 and December 31, 2001 Option/SAR Values
Compare 5-Year Cumulative Total Return Among Marten Transport, Ltd., The Nasdaq Stock Market Index and SIC Code Index
CERTAIN TRANSACTIONS
FEES OF INDEPENDENT AUDITORS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSALS FOR THE NEXT ANNUAL MEETING
OTHER BUSINESS
ANNUAL REPORT
Marten Transport, Ltd.